SOUTHWESTERN BELL CAPITAL CORPORATION

                                 Officers' Certificate

                              Pursuant to Section 2.02(b)
                                    of the Indenture


                       A. Pursuant to Section 2.02(b) of the Indenture, dated as of February 1, 1987, as supplemented by the First Supplemental Indenture, dated as of October 1, 1990 (together, the "Indenture"), among Southwestern Bell Capital Corporation (the "Company"), Southwestern Bell Corporation and The Bank of New York, as Trustee (the "Trustee"), and pursuant to the resolutions of the Board of Directors of the Company adopted on January 31, 1992 (the "Resolutions"), attached hereto as Annex A, the undersigned officers, Donald E. Kiernan, President, and William J. Free, Secretary, do hereby certify that the form of the Treasury Indexed Floating Rate Note (the "Note") is hereby approved in the form attached as Annex A. The Note is one of a duly authorized issue of notes of the Company of the Series "Medium-Term Notes, Series D, Due From Nine Months to Thirty Years From Date of Issue".

                       B. Each of the undersigned has read the Indenture, including the provisions of Section 2.02 and the definitions relating thereto, and the Resolutions. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all the conditions precedent provided in the Indenture relating to the establishment of the form of Note have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

                       IN WITNESS WHEREOF, the undersigned have hereunto
             executed this Officers' Certificate as of the 9th day of March, 1994.




                                            /s/ Donald E. Kiernan
                                                    Donald E. Kiernan
                                                      President




                                            /s/ William J. Free
                                                      William J. Free
                                                      Secretary

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